Spark Energy, Inc. Reports Third Quarter 2016 Financial Results and Raises 2016 Guidance

HOUSTON, Nov. 09, 2016 (GLOBE NEWSWIRE) -- Spark Energy, Inc. (NASDAQ:SPKE), a Delaware corporation ("Spark"), today reported financial results for the quarter ended September 30, 2016.

Highlights

- Achieved $20.3 million in Adjusted EBITDA, $45.2 million in Retail Gross Margin and $6.8 million in Net Income for the quarter ended September 30, 2016, representing increases of 263%, 69%, and 15%, respectively
- Raised 2016 Adjusted EBITDA guidance range from $75.0 million – $82.0 million to $80.0 million – $85.0 million
- Reported consistently strong unit margins across both retail natural gas and electricity segments
- Continued improvement in overall attrition to 3.8%, representing a reduction of approximately 24% year-over-year
- Net increase of 10,000 RCEs before acquisition activity
- Closed on the Provider and Major acquisitions
- Total RCE count of 753,000 as of September 30, 2016
- Declared third quarter dividend of $0.3625 per share of Class A common stock payable on December 14, 2016

For the third quarter of 2016, Spark reported record Adjusted EBITDA of $20.3 million, record Retail Gross Margin of $45.2 million and solid Net Income of $6.8 million. This compares to Adjusted EBITDA of $5.6 million, Retail Gross Margin of $26.7 million and Net Income of $5.9 million for the third quarter of 2015, representing increases of 263%, 69%, and 15%, respectively.

“We are extremely pleased with our third quarter results,” said Nathan Kroeker, Spark Energy’s President and Chief Executive Officer. “Not only did we close two significant acquisitions, but we accomplished record third quarter Adjusted EBITDA and Retail Gross Margin, and also lowered our attrition rate by approximately 24% year-over-year. In addition, we saw strong organic growth of approximately 10,000 RCEs across our legacy businesses.”

M&A Update

In August, Spark announced that it completed its acquisitions of the Provider Companies and the Major Energy Companies. Combined, these acquisitions delivered 341,000 RCEs, two new states, and 24 new markets to Spark. With these two transactions, Spark has now completed seven acquisitions since its initial public offering on August 1, 2014.

2016 Financial Guidance

Adjusted EBITDA guidance for 2016 has been raised to a narrower range of $80.0 million – $85.0 million. Previously, a range of $75.0 million - $82.0 million had been provided.

Summary Third Quarter 2016 Financial Results

For the quarter ended September 30, 2016, Spark reported Adjusted EBITDA of $20.3 million compared to

Adjusted EBITDA of $5.6 million for the quarter ended September 30, 2015. This increase of $14.7 million is primarily attributable to the acquisitions of Major and Provider, partially offset by increased general and administrative expenses and customer acquisition costs.

For the quarter ended September 30, 2016, Spark reported Retail Gross Margin of $45.2 million compared to Retail Gross Margin of $26.7 million for the quarter ended September 30, 2015. This increase of $18.5 million is primarily attributable to the acquisitions of Major and Provider, expanded electricity unit margins, and increased retail electricity and natural gas volumes. Favorable supply costs across several of our markets were a key driver of these elevated unit margins in the third quarter.

Net income for the quarter ended September 30, 2016 was $6.8 million compared to net income of $5.9 million for the quarter ended September 30, 2015. Earnings per share (EPS) variance analysis is not included, as management does not view EPS as a meaningful metric given the unpredictability of the unrealized gains and losses on the hedge portfolio, as well as other non-cash items including non-cash compensation and amortization of customer acquisition costs and customer relationships in excess of current period customer acquisition costs.

Liquidity and Capital Resources

(in thousands)		September 30, 2016
Cash and cash equivalents	$	16,907
Senior Credit Facility Working Capital Line Availability [(1)]		955
Senior Credit Facility Acquisition Line Availability [(2)]		1,731
Total Liquidity	$	19,593

[(1)] Subject to Senior Credit Facility borrowing base restrictions. Availability at current election; Spark has the ability to elect up to an additional $22.5 million within the current facility.

[(2)] Subject to Senior Credit Facility covenant restrictions.

Conference Call and Webcast

Spark will host a conference call to discuss third quarter 2016 results on Thursday, November 10, 2016 at 10:00 AM Central Time (11:00 AM Eastern).

A live webcast of the conference call can be accessed from the Events & Presentations page of the Spark Energy Investor Relations website at http://ir.sparkenergy.com/events.cfm. An archived replay of the webcast will be available for twelve months following the live presentation.

About Spark Energy, Inc.

Spark Energy, Inc. is an established and growing independent retail energy services company founded in 1999 that provides residential and commercial customers in competitive markets across the United States with an alternative choice for their natural gas and electricity. Headquartered in Houston, Texas, Spark currently operates in 18 states and serves 90 utility territories. Spark offers its customers a variety of product and service choices, including stable and predictable energy costs and green product alternatives.

Cautionary Note Regarding Forward-Looking Statements

This earnings release contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. These forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), can be identified by the use of forward-looking terminology including “guidance,” “may,” “should,” “likely,” “will,” “believe,” “expect,”

"anticipate," "estimate," "continue," "plan," "intend," "projects," or other similar words. All statements, other than statements of historical fact included in this release, regarding strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, objectives and beliefs of management are forward-looking statements. Forward-looking statements appear in a number of places in this release and may include statements about business strategy and prospects for growth, customer acquisition costs, ability to pay cash dividends, cash flow generation and liquidity, availability of terms of capital, competition, and government regulation and general economic conditions. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove correct.

The forward-looking statements in this report are subject to risks and uncertainties. Important factors that could cause actual results to materially differ from those projected in the forward-looking statements include, but are not limited to:

- changes in commodity prices,
- extreme and unpredictable weather conditions,
- the sufficiency of risk management and hedging policies,
- customer concentration,
- federal, state and local regulation,
- key license retention,
- increased regulatory scrutiny and compliance costs,
- our ability to borrow funds and access credit markets,
- restrictions in our debt agreements and collateral requirements,
- credit risk with respect to suppliers and customers,
- level of indebtedness,
- changes in costs to acquire customers,
- actual customer attrition rates,
- actual bad debt expense in non-POR markets,
- accuracy of internal billing systems,
- ability to successfully navigate entry into new markets,
- whether our majority stockholder or its affiliates offer us acquisition opportunities on terms that are commercially acceptable to us,
- ability to successfully and efficiently integrate acquisitions into our operations,
- changes in the assumptions we used to estimate our 2016 Adjusted EBITDA, including weather and customer acquisition costs,
- competition, and
- other factors discussed in "Risk Factors" in our Form 10-K for the year ended December 31, 2015, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 and in our other public filings and press releases.

You should review the risk factors and other factors noted throughout or incorporated by reference in this press release that could cause our actual results to differ materially from those contained in any forward-looking statement. The Adjusted EBITDA guidance for 2016 is an estimate as of November 7, 2016. This estimate is based on assumptions believed to be reasonable as of that date. All forward-looking statements speak only as of the date of this release. Unless required by law, we disclaim any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise. It is not possible for us to predict all risks, nor can we assess the impact of all factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

SPARK ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS AS OF SEPTEMBER 30, 2016 AND DECEMBER 31, 2015
(in thousands)
(unaudited)

	September 30, 2016	December 31, 2015
Assets		
Current assets:		
Cash and cash equivalents	$ 16,907	$ 4,474
Accounts receivable, net of allowance for doubtful accounts of $1.9 million as of September 30, 2016 and December 31, 2015, respectively	79,744	59,936
Accounts receivable—affiliates	2,836	1,840
Inventory	3,725	3,665
Fair value of derivative assets	1,536	605
Customer acquisition costs, net	15,565	13,389
Customer relationships, net	19,042	6,627
Prepaid assets [1]	1,515	700
Deposits	8,158	7,421
Other current assets	10,717	4,023
Total current assets	159,745	102,680
Property and equipment, net	4,866	4,476
Fair value of derivative assets	318	-
Customer acquisition costs, net	4,531	3,808
Customer relationships, net	24,478	6,802
Non-current deferred tax assets	56,101	23,380
Goodwill	79,556	18,379
Other assets	8,136	2,709
Total assets	$ 337,731	$ 162,234
Liabilities and Stockholders' Equity		
Current liabilities:		
Accounts payable	$ 34,964	$ 29,732
Accounts payable—affiliates	2,598	1,962
Accrued liabilities	31,744	12,245
Fair value of derivative liabilities	13,762	10,620
Current portion of Senior Credit Facility	49,269	27,806
Contingent consideration for acquisitions—current	11,325	500
Current portion of note payable	13,445	-
Other current liabilities	3,662	1,323
Total current liabilities	160,769	84,188
Long-term liabilities:		
Fair value of derivative liabilities	1,467	618
Long-term payable pursuant to tax receivable agreement—affiliates	50,625	20,713
Long-term portion of Senior Credit Facility	-	14,592
Non-current deferred tax liability	-	853
Convertible subordinated notes to affiliate	6,542	6,339
Contingent consideration for acquisitions	7,611	-
Other long-term liabilities	-	1,612
Total liabilities	227,014	128,915
Stockholders' equity:		
Common Stock:		
Class A common stock, par value $0.01 per share, 120,000,000 shares authorized, 6,496,559 issued and outstanding at September 30, 2016 and 3,118,623 issued and outstanding at December 31, 2015	65	31
Class B common stock, par value $0.01 per share, 60,000,000 shares authorized, 10,224,742 issued and outstanding at September 30, 2016 and 10,750,000 issued and outstanding at December 31, 2015	103	108
Preferred Stock:		
Preferred stock, par value $0.01 per share, 20,000,000 shares authorized, zero issued and outstanding at September 30, 2016 and December 31, 2015		
Additional paid-in capital	23,476	12,565
Accumulated other comprehensive loss	(33)	-
Retained deficit	(681)	(1,366)
Total stockholders' equity	22,930	11,338

Non-controlling interest in Spark HoldCo, LLC		87,787	21,981
Total equity		110,717	33,319
Total liabilities and stockholders' equity	$	337,731 $	162,234

(1) Prepaid assets includes prepaid assets—affiliates of less than $1 and $210 as of September 30, 2016 and December 31, 2015, respectively.

SPARK ENERGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2016 AND 2015

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2016 (1)	2015 (2)	2016 (1)	2015 (2)
Revenues:				
Retail revenues	$ 157,986	$ 91,812	$ 378,063	$ 261,996
Net asset optimization revenues (3)	108	(545)	(42)	1,317
Total Revenues	158,094	91,267	378,021	263,313
Operating Expenses:				
Retail cost of revenues (4)	122,830	60,967	248,593	176,000
General and administrative (5)	18,009	15,493	55,188	43,909
Depreciation and amortization	8,295	7,557	23,337	17,873
Total Operating Expenses	149,134	84,017	327,118	237,782
Operating income	8,960	7,250	50,903	25,531
Other (expense)/income:				
Interest expense	(1,270)	(800)	(2,855)	(1,415)
Interest and other income	240	5	340	326
Total other expenses	(1,030)	(795)	(2,515)	(1,089)
Income before income tax expense	7,930	6,455	48,388	24,442
Income tax expense	1,129	580	6,852	1,599
Net income	$ 6,801	$ 5,875	$ 41,536	$ 22,843
Less: Net income attributable to non-controlling interests	6,618	4,561	34,839	18,959
Net income attributable to Spark Energy, Inc. stockholders	$ 183	$ 1,314	$ 6,697	$ 3,884
Other comprehensive loss, net of tax:				
Currency translation loss	$ (12)	$ -	$ (73)	$ -
Other comprehensive loss	(12)	-	(73)	-
Comprehensive income	$ 6,789	$ 5,875	$ 41,463	$ 22,843
Less: Comprehensive income attributable to non-controlling interests	$ 6,611	$ 4,561	$ 34,799	18,959
Comprehensive income attributable to Spark Energy, Inc. stockholders	$ 178	$ 1,314	$ 6,664	3,884

(1) Financial information has been recast to include results attributable to the acquisition of the Major Energy Companies by an affiliate on April 15, 2016.

(2) Financial information has been recast to include results attributable to the acquisition of Oasis Power Holdings LLC from an affiliate on May 12, 2015.

(3) Net asset optimization (expenses) revenues includes asset optimization revenues—affiliates of $0 and $263 for the three months ended September 30, 2016

and 2015, respectively, and asset optimization revenues—affiliates cost of revenues of $0 and $3,382 for the three months ended September 30, 2016 and

2015, respectively and asset optimization revenues—affiliates of $154 and $928 for the nine months ended September 30, 2016 and 2015, respectively, and

asset optimization revenue—affiliates cost of revenues of $1,633 and $9,589 for the nine months ended September 30, 2016 and 2015, respectively.

(4) Retail cost of revenues includes retail cost of revenues—affiliates of $0 for the three months ended September 30, 2016 and 2015, respectively, and less than

$100 for the nine months ended September 30, 2016 and 2015, respectively.

(5) General and administrative includes general and administrative expense—affiliates of $3,078 and $0 for the three months ended September 30, 2016, and

2015, respectively, and $11,521 and $100 for the nine months ended September 30, 2016 and 2015, respectively.

SPARK ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016
(in thousands)
(unaudited)

	Issued Shares of Class A Common Stock	Issued Shares of Class B Common Stock	Issued Shares of Preferred Stock	Class A Common Stock	Class B Common Stock	Accumulated Other Comprehensive Income (Loss)	Additional Paid-in Capital	Retained Earnings (Deficit)	Total Stockholders' Equity	Non-controlling Interest	Total Equity
Balance at December 31, 2015	3,119	10,750	-	$ 31	$ 108	$ -	$ 12,565	$ (1,366)	$ 11,338	$ 21,981	$ 33,319
Stock based compensation	-	-	-	-	-	-	1,737	-	1,737	-	1,737
Restricted stock unit vesting	153	-	-	2	-	-	1,060	-	1,062	-	1,062
Excess tax benefit related to restricted stock vesting	-	-	-	-	-	-	186	-	186	-	186
Consolidated net income [(1)]	-	-	-	-	-	-	-	6,697	6,697	34,839	41,536
Foreign currency translation adjustment for equity method investee	-	-	-	-	-	(33)	-	-	(33)	(40)	(73)
Beneficial conversion feature	-	-	-	-	-	-	243	-	243	-	243
Distributions paid to non-controlling unit holders	-	-	-	-	-	-	-	-	-	(26,284)	(26,284)
Contribution of the Major Energy Companies in excess of cash	-	-	-	-	-	-	-	-	-	6,040	6,040
Dividends paid to Class A common stockholders	-	-	-	-	-	-	-	(6,012)	(6,012)	-	(6,012)
Proceeds from disgorgement of stockholder short-swing profits	-	-	-	-	-	-	941	-	941	-	941
Tax impact from tax receivable agreement upon exchange of units of Spark HoldCo, LLC to shares of Class A Common Stock	-	-	-	-	-	-	4,028	-	4,028	-	4,028

Exchange of shares of Class B common stock to shares of Class A common stock	3,225	(3,225)	-	32	(32)	-	2,716	-	2,716	(2,716)	-
Issuance of Class B Common Stock	-	2,700	-	-	27	-	-	-	27	53,967	53,994
Balance at September 30, 2016	6,497	10,225	-	$ 65	$ 103	$ (33)	$ 23,476	$ (681)	$ 22,930	$ 87,787	$ 110,717

(1) Financial information has been recast to include results attributable to the acquisition of the Major Energy Companies from an affiliate on August 23, 2016.

SPARK ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016 AND 2015
(in thousands)
(unaudited)

	Nine Months Ended September 30,	
	2016 (1)	2015 (2)
Cash flows from operating activities:		
Net income	$ 41,536	$ 22,843
Adjustments to reconcile net income to net cash flows provided by operating activities:		
Depreciation and amortization expense	32,743	17,873
Deferred income taxes	1,408	872
Stock based compensation	4,027	1,992
Amortization of deferred financing costs	465	295
Change in fair value of CenStar Earnout	843	-
Bad debt expense	842	6,082
Loss on derivatives, net	(2,887)	6,118
Current period cash settlements on derivatives, net	(18,693)	(15,120)
Other	314	21
Changes in assets and liabilities:		
Decrease in restricted cash	-	707
Decrease in accounts receivable	21,147	18,566
(Increase) decrease in accounts receivable—affiliates	(997)	(216)
Decrease in inventory	568	2,978
Increase in customer acquisition costs	(10,234)	(17,725)
(Increase) decrease in prepaid and other current assets	(923)	11,110
Increase in intangible assets—customer relationships	-	(2,776)
Decrease (increase) in other assets	733	(256)
Decrease in accounts payable and accrued liabilities	(6,490)	(14,610)
Increase in accounts payable—affiliates	636	849
Decrease in other current liabilities	(1,783)	(1,534)
(Decrease) increase in other non-current liabilities	(1,612)	1,606
Net cash provided by operating activities	61,643	39,675
Cash flows from investing activities:		
Purchases of property and equipment	(1,763)	(1,255)
Acquisition of CenStar and Oasis net assets	-	(41,234)
Acquisition of Major Energy Companies and Provider Companies net assets	(30,507)	-
Payment of CenStar Earnout	(1,343)	-
Investment in eREX Spark Marketing Joint Venture	(562)	(330)
Net cash used in investing activities	(34,175)	(42,819)
Cash flows from financing activities:		

Borrowings on the Senior Credit Facility	47,923	52,225
Payments on the Senior Credit Facility	(44,601)	(38,000)
Contributions from NuDevco	-	129
Proceeds from issuance of Class B common stock	13,995	-
Proceeds from disgorgement of stockholders short-swing profits	941	-
Issuance of convertible subordinated notes to affiliate	-	7,075
Restricted stock vesting	(1,183)	(265)
Excess tax benefit related to restricted stock vesting	185	-
Payment of dividends to Class A common stockholders	(6,012)	(3,333)
Payment of distributions to non-controlling unitholders	(26,283)	(11,691)
Net cash (used in) provided by financing activities	(15,035)	6,140
Increase in cash and cash equivalents	12,433	2,996
Cash and cash equivalents—beginning of period	4,474	4,359
Cash and cash equivalents—end of period	$ 16,907	$ 7,355
Supplemental Disclosure of Cash Flow Information:		
Non-cash items:		
Issuance of Class B common stock to affiliates for Major Energy Companies acquisition	$ 40,000	$ -
Contingent consideration—earnout obligations incurred in connection with the Provider Companies and Major Energy Companies acquisitions	$ 18,936	$ -
Assumption of legal liability in connection with the Major Energy Companies acquisition	$ 5,000	$ -
Contribution of the Major Energy Companies in excess of cash	$ 6,040	$ -
Installment consideration incurred in connection with the Provider Companies acquisition	$ 3,023	$ -
Property and equipment purchase accrual	$ 64	$ 11
Liability due to tax receivable agreement	$ (29,912)	$ -
Tax benefit from tax receivable agreement	$ 33,124	$ -
Cash paid during the period for:		
Interest	$ 1,450	$ 1,061
Taxes	$ 3,783	$ 157

(1) Financial information has been recast to include results attributable to the acquisition of the Major Energy Companies from an affiliate on August 23, 2016.

(2) Financial information has been recast to include results attributable to the acquisition of Oasis Power Holdings LLC from an affiliate on May 12, 2015.

SPARK ENERGY, INC.
OPERATING SEGMENT RESULTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2016 AND 2015
(in thousands, except per unit operating data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2016	**2015**	**2016**	**2015**
Retail Natural Gas Segment				
Total Revenues	$ 13,851	$ 14,354	$ 84,450	$ 93,253
Retail Cost of Revenues	9,230	10,180	38,976	53,136
Less: Net Asset Optimization (Expenses) Revenues	108	(545)	(42)	1,317
Less: Net Gains on non-trading derivatives, net of cash settlements	(1,526)	(3,034)	4,132	3,241
Retail Gross Margin—Gas	$ 6,039	$ 7,753	$ 41,384	$ 35,559
Volume of Gas (MMBtu)	1,775,174	1,672,120	10,893,631	10,527,078
Retail Gross Margin—Gas ($/MMBtu)	$ 3.40	$ 4.64	$ 3.80	$ 3.38
Retail Electricity Segment				
Total Revenues	$ 144,243	$ 76,913	$ 293,571	$ 170,060
Retail Cost of Revenues	113,600	50,787	209,617	122,864
Less: Net Gains (Losses) on non-trading derivatives, net of cash settlements	(8,546)	7,201	1,728	3,526
Retail Gross Margin—Electricity	$ 39,189	$ 18,925	$ 82,226	$ 43,670
Volume of Electricity (MWh)	1,451,182	719,758	2,917,674	1,519,011
Retail Gross Margin—Electricity ($/MWh)	$ 27.01	$ 26.29	$ 28.18	$ 28.75

Reconciliation of GAAP to Non-GAAP Measures

Adjusted EBITDA

We define "Adjusted EBITDA" as EBITDA less (i) customer acquisition costs incurred in the current period, (ii) net gain (loss) on derivative instruments, and (iii) net current period cash settlements on derivative instruments, plus (iv) non-cash compensation expense and (v) other non-cash operating items. EBITDA is defined as net income (loss) before provision for income taxes, interest expense and depreciation and amortization. We deduct all current period customer acquisition costs (representing spending for organic customer acquisitions) in the Adjusted EBITDA calculation because such costs reflect a cash outlay in the period in which they are incurred, even though we capitalize such costs and amortize them over two years in accordance with our accounting policies. The deduction of current period customer acquisition costs is consistent with how we manage our business, but the comparability of Adjusted EBITDA between periods may be affected by varying levels of customer acquisition costs. For example, our Adjusted EBITDA is lower in periods of organic customer growth reflecting larger organic customer acquisition spending. We do not deduct the cost of customer acquisitions through acquisitions of businesses or portfolios of customers in calculated Adjusted EBITDA. We deduct our net gains (losses) on derivative instruments, excluding current period cash settlements, from the Adjusted EBITDA calculation in order to remove the non-cash impact of net gains and losses on derivative instruments. We also deduct non-cash compensation expense as a result of restricted stock units that are issued under our long-term incentive plan.

We believe that the presentation of Adjusted EBITDA provides information useful to investors in assessing our liquidity and financial condition and results of operations and that Adjusted EBITDA is also useful to investors as a financial indicator of a company's ability to incur and service debt, pay dividends and fund capital expenditures. Adjusted EBITDA is a supplemental financial measure that management and external users of our condensed consolidated financial statements, such as industry analysts, investors, commercial banks and rating agencies, use to assess the following:

- our operating performance as compared to other publicly traded companies in the retail energy industry, without regard to financing methods, capital structure or historical cost basis;
- the ability of our assets to generate earnings sufficient to support our proposed cash dividends; and
- our ability to fund capital expenditures (including customer acquisition costs) and incur and service debt.

Reconciliation of Spark's estimate of Adjusted EBITDA for the year ended December 31, 2016 to the relevant GAAP line items is not being provided as Spark is not providing 2016 guidance for net income (loss), net cash provided by operating activities, or the reconciling items between these GAAP financial measures and Adjusted EBITDA, as it is not possible to forecast the future non-cash impacts of net gains and losses on derivative instruments and non-cash compensation expense attributable to grants of equity under our Long Term Incentive Plan. Accordingly, a reconciliation to net income (loss) or net cash provided by operating activities is not available without unreasonable effort.

Retail Gross Margin

We define retail gross margin as operating income plus (i) depreciation and amortization expenses and (ii) general and administrative expenses, less (i) net asset optimization revenues, (ii) net gains (losses) on non-trading derivative instruments, and (iii) net current period cash settlements on non-trading derivative instruments. Retail gross margin is included as a supplemental disclosure because it is a primary

performance measure used by our management to determine the performance of our retail natural gas and electricity business by removing the impacts of our asset optimization activities and net non-cash income (loss) impact of our economic hedging activities. We believe retail gross margin provides information useful to investors as an indicator of our retail energy business's operating performance.

The GAAP measures most directly comparable to Adjusted EBITDA are net income and net cash provided by operating activities. The GAAP measure most directly comparable to Retail Gross Margin is operating income. Our non-GAAP financial measures of Adjusted EBITDA and Retail Gross Margin should not be considered as alternatives to net income, net cash provided by operating activities, or operating income. Adjusted EBITDA and Retail Gross Margin are not presentations made in accordance with GAAP and have important limitations as analytical tools. You should not consider Adjusted EBITDA or Retail Gross Margin in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA and Retail Gross Margin exclude some, but not all, items that affect net income and net cash provided by operating activities, and are defined differently by different companies in our industry, our definition of Adjusted EBITDA and Retail Gross Margin may not be comparable to similarly titled measures of other companies.

Management compensates for the limitations of Adjusted EBITDA and Retail Gross Margin as analytical tools by reviewing the comparable GAAP measures, understanding the differences between the measures and incorporating these data points into management's decision-making process.

The following tables present a reconciliation of Adjusted EBITDA to net income and net cash provided by (used in) operating activities for each of the periods indicated.

APPENDIX TABLES A-1 AND A-2
ADJUSTED EBITDA RECONCILIATIONS
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2016	**2015**	**2016**	**2015**
Reconciliation of Adjusted EBITDA to Net Income:				
Net income	$ 6,801	$ 5,875	$ 41,536	$ 22,843
Depreciation and amortization	8,295	7,557	23,337	17,873
Interest expense	1,270	800	2,855	1,415
Income tax expense	1,129	580	6,852	1,599
EBITDA	17,495	14,812	74,580	43,730
Less:				
Net, Gains (losses) on derivative instruments	(609)	61	2,887	(6,118)
Net, Cash settlements on derivative instruments	(8,869)	4,163	3,427	12,887
Customer acquisition costs	8,242	5,825	15,217	17,725
Plus:				
Non-cash compensation expense	1,585	838	4,027	1,374
Adjusted EBITDA	$ 20,316	$ 5,601	$ 57,076	$ 20,610

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2016	**2015**	**2016**	**2015**
Reconciliation of Adjusted EBITDA to net cash provided by operating activities:				
Net cash provided by operating activities	$ (48,157)	$ (15,887)	$ 61,643	$ 39,675

Amortization of deferred financing costs	(231)	(194)	(465)	(295)
Bad debt expense	(381)	(1,903)	(842)	(6,082)
Interest expense	1,270	800	2,855	1,415
Income tax expense	1,129	580	6,852	1,599
Changes in operating working capital				
Accounts receivable, prepaids, current assets	4,475	(3,677)	(19,227)	(29,460)
Inventory	1,672	2,103	(568)	(2,978)
Accounts payable and accrued liabilities	54,299	21,690	15,443	13,761
Other	6,240	2,089	974	2,975
Adjusted EBITDA	$ 20,316	$ 5,601	$ 57,076	$ 20,610
Cash Flow Data:				
Cash flows provided by operating activities	$ (48,157)	$ (15,887)	$ 61,643	$ 39,675
Cash flows used in investing activities	17,976	(22,057)	(34,175)	(42,819)
Cash flows used in financing activities	34,242	40,284	(15,035)	6,140

The following table presents a reconciliation of Retail Gross Margin to operating income for each of the periods indicated.

APPENDIX TABLE A-3
RETAIL GROSS MARGIN RECONCILIATION
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2016	**2015**	**2016**	**2015**
Reconciliation of Retail Gross Margin to Operating Income:				
Operating income	$ 8,960	$ 7,250	$ 50,903	$ 25,531
Depreciation and amortization	8,295	7,557	23,337	17,873
General and administrative	18,009	15,493	55,188	43,909
Less:				
Net asset optimization (expenses) revenues	108	(545)	(42)	1,317
Net, Gains (losses) on non-trading derivative instruments	(1,183)	132	2,519	(5,876)
Net, Cash settlements on non-trading derivative instruments	(8,889)	4,035	3,341	12,643
Retail Gross Margin	$ 45,228	$ 26,678	$ 123,610	$ 79,229

Contact: Spark Energy, Inc.

Investors:

Andy Davis, 832-200-3727

Media:

Eric Melchor, 281-833-4151